March 5, 2024

U.S. Securities and Exchange Commission Office of the Chief Accountant 100 F Street, NE

Washington, DC 20549

Re: Amtech Systems, Inc.

File No. 000-11412

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K of Amtech Systems, Inc. dated March 5, 2024, and agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/ GRANT THORNTON LLP